Exhibit 23.1


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Chicago Tribune Tax Deferred Investment Plan for Machinists of our report dated June 15, 2001 with respect to the financial statements and schedule of the Times Mirror Savings Plus Plan included in the Tribune Company Annual Report (Form 10-K/A) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP

Chicago, Illinois
September 27, 2001